EXHIBIT 15(a).1


            CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-126774) of M-Systems Flash Disk Pioneers Ltd. (the "Company") and in the related Prospectus of our report dated January 19, 2005, except Note 1f as to which the date is April 20, 2006, with respect to the consolidated financial statements of the Company included in this Annual Report (Form 20-F/A) for the year ended December 31, 2004.

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-127467) pertaining to the 2003 Stock Option And Restricted Stock Incentive Plan of M-Systems Flash Disk Pioneers Ltd. (the "Company") of our report dated January 19, 2005, except Note 1f as to which the date is April 20, 2006, with respect to the consolidated financial statements of the Company included in the Annual Report (Form 20-F/A) for the year ended December 31, 2004.




                                             /s/ KOST, FORER, GABBAY & KASIERER

Tel-Aviv, Israel                               KOST, FORER, GABBAY & KASIERER
April 20, 2006                                A Member of Ernst & Young Global